Exhibit 10.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITY ACQUIRED UPON ITS EXERCISE IN CANADA BEFORE NOVEMBER [●], 2016.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF SILVER BULL RESOURCES, INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO RULE 904 OF REGULATION S OF THE 1933 ACT, IF AVAILABLE, AND PURSUANT TO LOCAL LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS DELIVERED TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT.
SILVER BULL RESOURCES, INC.
WARRANT CERTIFICATE
Certificate No: 2016-[●]
Number of Warrants: [●]	Date: July [●], 2016

THIS CERTIFIES THAT, for value received, [●] (the “Holder”) is the registered holder of [●] warrants (each a “Warrant”) to purchase shares of common stock, US$0.01 par value per share (“Common Stock”), of Silver Bull Resources, Inc. (the “Company”). Each Warrant shall entitle the Holder, subject to the terms and conditions set forth in this certificate (this “Warrant Certificate”), to acquire from the Company one fully paid and non-assessable share of Common Stock (a “Warrant Share”) on payment of CDN$0.16 per share of Common Stock (the “Exercise Price”), all subject to adjustment as hereinafter provided, at any time commencing on the date hereof (the “Effective Date”) and continuing up to 4:00 p.m. (Vancouver time) on July [●], 2019 (the “Time of Expiry”); provided that if, commencing on November [●], 2016, the closing price of the Common Stock of the Company on the TSX (as defined below) is higher than CDN$0.30 for 20 consecutive trading days, then on the 20th consecutive trading day (the “Acceleration Trigger Date”) the expiry date of the warrants may be accelerated to the 20th trading day after the Acceleration Trigger Date by the issuance, within three trading days of the Acceleration Trigger Date, of a news release announcing such acceleration.
1.	Exercise of Warrants.
1.1            Election to Purchase.
The rights evidenced by this Warrant Certificate may be exercised by the Holder in whole or in part at any time commencing on the Effective Date, and continuing up to the Time of Expiry and in accordance with the provisions hereof.  The exercise may be effected by providing to the Company at its offices at Suite 1610, 777 Dunsmuir Street, Vancouver, B.C. V7Y 1K4, Canada (or such other address as may be notified in writing by the Company) (i) a duly completed and executed election to exercise form in substantially the form attached as Exhibit “1” hereto (the “Election to Exercise”) and (ii) payment of the Exercise Price by a certified cheque, bank draft or money order payable at par to the order of the Company, or by wire or electronic funds transfer to an account designated by the Company, in each case in the amount of the aggregate Exercise Price for the number of shares of Common Stock specified in the Election to Exercise. Such exercise shall be effective upon the personal delivery to, or if sent by mail or other means of transmission upon actual receipt by, the Company of a duly completed and executed Election to Exercise and the Exercise Price for the number of shares of Common Stock specified in the Election to Exercise (the “Exercise Date”).

1.2            Cashless Exercise.
If, at the time of exercise of the Warrant, the Company is no longer an issuer subject to the reporting requirements of Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended, then the Warrant may be exercised by means of a “cashless exercise” (the “Cashless Exercise Right”), whereby the Holder shall be entitled to receive that number of Warrant Shares resulting from the following formula:
Where:
A =    the Current Market Price per Share (as defined below) immediately preceding the date on which the Holder elects to exercise the Warrant by means of the Cashless Exercise Right.
B =    the then applicable exercise price of the Warrant.
X =    the number of Warrant Shares that would otherwise have been issuable had the Holder elected to exercise the Warrant by means of a cash exercise.
1.3            Partial Exercise.
If the Holder subscribes for a lesser number of shares of Common Stock than may be subscribed for pursuant to this Warrant Certificate, the Company shall, contemporaneously with the issuance of the certificates representing the Common Stock issuable on the exercise of the Warrants so exercised, issue to the Holder, without charge, a Warrant Certificate on identical terms in respect of that number of shares of Common Stock in respect of which the Holder has not exercised the rights evidenced by this Warrant Certificate.
1.4            Issuance of Common Stock.
The Company shall, as soon as possible after the Exercise Date, issue the number of shares of Common Stock specified in the Election to Exercise. The Common Stock issuable upon the exercise of the Warrants shall be deemed to have been issued and the person or persons to whom such Common Stock is to be issued shall be deemed to have become the holder or holders of record of such Common Stock on the Exercise Date.
1.5            Certificates.
As promptly as practicable after the Exercise Date (but no later than three business days following the Exercise Date), the Company shall issue and deliver or cause to be delivered to the Holder, registered in the name of the Holder, at the address specified therein, or, if not so specified in the Election to Exercise, cause to be held for collection by the Holder at the address of the Company as set out in subsection 1.1 (or at such additional place as may be decided by the Company from time to time and notified in writing to the Holder), certificates for that number of shares of Common Stock specified in the Election to Exercise, a replacement Warrant Certificate, if any, and a cheque representing the Fractional Cash Consideration (as defined below), if any.
1.6            Fractional Shares of Common Stock.
Fractional shares of Common Stock shall not be issued upon the exercise of any Warrants. The Holder shall be entitled to cash compensation in lieu of fractional shares of Common Stock of an amount in cash (the “Fractional Cash Consideration”) equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the fractional share of Common Stock, in each case calculated on the basis of the Current Market Price per Share at the date of exercise of such Warrant.

2.	Anti-Dilution Protection.
2.1            Definitions.
For the purposes hereof, the words and terms defined below shall have the respective meanings specified therefor in this subsection 2.1:
(i)	“Current Market Price per Share”, at any date, means the price per share of Common Stock (denominated in Canadian dollars based, if necessary, on the noon rate of exchange as reported by the Bank of Canada) equal to the VWAP for the five trading-days preceding such date (i) on the TSX, or (ii) if the Common Stock is not traded on the TSX, on any other recognized stock exchange, or (iii) if the Common Stock is not traded on a recognized stock exchange, on the over-the-counter market. If the Common Stock is not then traded in the over-the-counter market or on a recognized stock exchange, the Current Market Price of the Common Stock shall be the fair market value of the Common Stock as determined in good faith by the board of directors of the Company after consultation with an internationally recognized investment dealer or investment banker;
(ii)	“director” means a director of the Company from time to time and reference herein to an “action by the directors” means an action by the directors of the Company as a board or, whenever duly empowered, an action by a committee of directors;
(iii)	“Dividends Paid in the Ordinary Course” means dividends paid on the Common Stock in any fiscal year of the Company in cash, provided that the amount of such dividends does not in such fiscal year exceed 50% of the consolidated net income of the Company before extraordinary items for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year less the amount of all cash dividends payable on all shares ranking prior to or on a parity with the Common Stock in respect of the payment of dividends (such consolidated net income, extraordinary items and dividends to be shown in the audited consolidated financial statements of the Company for such period of 12 consecutive months or if there are no audited consolidated financial statements for such period, computed in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Company);
(iv)	“recognized stock exchange” means a stock exchange or quotation system recognized by the Canadian Securities Administrators;
(v)	“TSX” means the Toronto Stock Exchange; and
(vi)	“VWAP”, for any period, means the volume weighted average trading price of the Common Stock, calculated by dividing the total value by the total volume of Common Stock traded for the trading days included in the relevant period.
2.2            Adjustments.
The Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants will be subject to adjustment from time to time upon the occurrence of any of the events and in the manner provided as follows:
(a)	If and whenever at any time prior to the Time of Expiry the Company shall:
(i)	declare a dividend or make a distribution on the Common Stock payable in Common Stock (or securities exchangeable for or convertible into Common Stock)
(ii)	subdivide, redivide or change the outstanding Common Stock into a greater number of shares of Common Stock; or
(iii)	reduce, combine or consolidate the outstanding Common Stock into a lesser number of shares of Common Stock,

(any of such events in paragraphs (i), (ii) or (iii) above being called a “Common Stock Reorganization”), then effective immediately after the record date or effective date, as the case may be, at which the holders of Common Stock are determined for the purposes of the Common Stock Reorganization, the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on such effective date or record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date or record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Reorganization (including, in the case where securities exchangeable for or convertible into Common Stock are distributed, the number of additional shares of Common Stock that would have been outstanding had such securities been exchanged for or converted into Common Stock immediately after giving effect to such Common Stock Reorganization).
(b)	If and whenever at any time prior to the Time of Expiry the Company shall fix a record date for the issuing of rights, options or warrants to all or substantially all of the holders of the Common Stock entitling them for a period expiring not more than forty-five (45) days after such record date (the “Rights Period”) to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share) which is less than 95% of the Current Market Price per Share as of three days prior to the record date for such issue (any of such events being called a “Rights Offering”), then effective immediately after the end of the Rights Period the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect at the end of the Rights Period by a fraction the numerator of which shall be the sum of:
(i)	the number of shares of Common Stock outstanding as of the record date for the Rights Offering; and
(ii)	a number determined by dividing (A) either (i) the product of the number of shares of Common Stock issued or subscribed during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Stock is offered, or (ii) as the case may be, the product of the number of shares of Common Stock for or into which the convertible or exchangeable securities offered during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering are exchangeable or convertible and the exchange or conversion price of the convertible or exchangeable securities so issued, by (B) the Current Market Price per Share as of three days prior to the record date for the Rights Offering, and the denominator of which shall be the number of shares of Common Stock outstanding (including the number of shares of Common Stock actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering) or which would be outstanding upon the conversion or exchange of all convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering, as applicable, in each case after giving effect to the Rights Offering.
In order to give effect to the provisions of subsection 2.2(e) in the circumstances described below, if the Holder shall have exercised its right to purchase Common Stock during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor, in addition to the Common Stock to which it is otherwise entitled upon such exercise, then the Holder shall be entitled to that number of additional shares of Common Stock equal to the result obtained when the difference, if any, between the Exercise Price in effect immediately prior to the end of such Rights Offering and the Exercise Price, as adjusted for such Rights Offering pursuant to this subsection 2.2(b), is multiplied by the number of shares of Common Stock issued upon exercise of the Warrants held by the Holder during such period, and the resulting product is divided by the Exercise Price, as adjusted for such Rights Offering pursuant to this subsection 2.2(b). Such additional shares of Common Stock shall be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional shares of Common Stock shall be delivered to the Holder within 10 business days following the end of the Rights Period.

(c)	If and whenever at any time prior to the Time of Expiry the Company shall fix a record date for the payment, issue or distribution to all or substantially all of the holders of the Common Stock of (i) a dividend, (ii) any property, cash or assets (including evidences of indebtedness), or (iii) rights, options, warrants, or other securities (including, without limitation, securities convertible into or exchangeable for Common Stock), and such payment, issue or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Stock Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the applicable Exercise Price in effect on such record date by a fraction:
(i)	the numerator of which shall be:
(1)	the product of the number of shares of Common Stock outstanding on such record date and the Current Market Price per Share as of three days prior to such record date; less
(2)	the aggregate fair market value, as determined by action by the directors (whose determination shall be conclusive) and subject to the prior approval of the TSX and any other stock exchange or market on which the Common Stock may be listed or traded, to the holders of the Common Stock of such dividend, property, cash, assets, rights, options, warrants or other securities so paid, issued or distributed less the aggregate fair market value, as determined by action of the directors (whose determination shall be conclusive) and subject to the prior approval of the TSX and any other stock exchange or market on which the Common Stock may be listed or traded, of the consideration, if any, received therefor by the Company, and
(ii)	the denominator of which shall be the number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price per Share as of three days prior to such record date.
Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such payment, issuance or distribution is not so made, the Exercise Price shall be readjusted effective immediately to the Exercise Price which would then be in effect based upon such payment, issuance or distribution actually made.
(d)	If and whenever at any time prior to the Time of Expiry there shall be a reorganization, reclassification or other change of Common Stock at any time outstanding or change of the Common Stock into other shares or into other securities (other than a Common Stock Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any other corporation or other entity, or a sale, lease, exchange or transfer of all or substantially all of the undertaking or assets of the Company to another person in which the holders of Common Stock are entitled to receive shares, other securities or property, including cash (any of such events being herein called a “Capital Reorganization”), if the Holder exercises its right to subscribe for and purchase Common Stock pursuant to the exercise of the Warrants after the effective date of such Capital Reorganization then the Holder shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of shares of Common Stock to which the Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, including cash, which it would have received as a result of such Capital Reorganization had the Holder exercised its right to acquire Common Stock immediately prior to the effective date or record date, as the case may be, of the Capital Reorganization and had the Holder been the holder of such Common Stock on such effective date or record date, as the case may be.

(e)	If determined appropriate by the directors, acting reasonably, and subject to any required prior approval of the TSX and any other stock exchange or market on which the Common Stock may be listed or traded, appropriate adjustments shall be made in the application of the provisions set forth in this subsection 2.2, with respect to any shares, other securities or other property, including cash, deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in an agreement supplemental hereto approved by action by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be appropriate adjustments.
(f)	If and whenever at any time prior to the Time of Expiry there shall occur a Common Stock Reorganization which results in an adjustment to the Exercise Price pursuant to the provisions of this subsection 2.2, the number of shares of Common Stock issuable (at the adjusted Exercise Price) upon the exercise of Warrants shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of shares of Common Stock theretofore issuable on the exercise thereof by a fraction, the numerator of which shall be the applicable Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Exercise Price resulting from such adjustment.
(g)	In case the Company after the date of issue of the Warrants shall take any action affecting the Common Stock, other than action described above in this subsection 2.2, which in the opinion of the directors, acting reasonably, would materially affect the rights of the Holder and/or the acquisition rights of the Holder, then that number of shares of Common Stock which are to be received upon the exercise of the Warrants shall be adjusted in such manner, if any, and at such time, by action of the directors, acting reasonably, as they may determine to be equitable to the Holder in the circumstances, but subject in all cases to any necessary regulatory approval, including the prior consent of the TSX and any other stock exchange or market on which the Common Stock may be listed or traded.
2.3            Rules.
For the purposes of subsection 2.2 hereof, any adjustment shall be made successively whenever an event referred to therein shall occur, subject to the following provisions:
(a)	no adjustment to the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the number of shares of Common Stock issuable upon the exercise of a Warrant by at least one share of Common Stock and, for greater clarity, any adjustment which, except for the qualification of this section, would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional interests in Common Stock upon exercise of a Warrant;
(b)	if a dispute shall at any time arise with respect to adjustments to the Exercise Price or the number of shares of Common Stock issuable pursuant to the exercise rights represented by a Warrant, such disputes shall be conclusively determined by the Company’s auditors or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors and any such determination shall, absent manifest or clerical error, be conclusive evidence of the correctness of any adjustments made; and
(c)	if the Company shall set a record date to determine the holders of its Common Stock for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights, options or warrants and shall thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants shall be required by reason of the setting of such record date.

2.4            Taking of Actions.
As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 2.2 hereof, the Company shall take any action that may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all of the shares of Common Stock which the Holder is entitled to receive in accordance with the provisions of this Warrant Certificate.
2.5            Notice.
At least 10 business days prior to the effective date or record date, as the case may be, of any event that requires or that may require an adjustment in any of the exercise rights of the Holder under this Warrant Certificate, including the number of shares of Common Stock that may be acquired under this Warrant Certificate, the Company shall deliver to the Holder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which a certificate has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder a certificate of the Company showing how such adjustment was computed. The Company hereby covenants and agrees that the register of transfers and share transfer books for the Common Stock shall be open during normal business hours for inspection by the Holder, and that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 10 business day period.
3.	Covenants by the Company.
The Company hereby covenants and agrees as follows:
(a)	it will reserve and there will remain unissued out of its authorized capital, solely for the purpose of issuing upon the exercise of the Warrants, a sufficient number of shares of Common Stock to satisfy the rights of acquisition provided for in this Warrant Certificate;
(b)	all shares of Common Stock issued upon exercise of the right to purchase provided for herein shall, upon payment of the Exercise Price therefor, be duly authorized and issued as fully paid and non-assessable shares of Common Stock;
(c)	it will make all requisite filings under applicable securities legislation in connection with the issuance of Common Stock upon exercise of the Warrants;
(d)	it will at all times, so long as any of the Warrants evidenced by this Warrant Certificate remain outstanding use its reasonable commercial efforts to do and cause to be done all things necessary to maintain its status as a reporting issuer not in default under the laws of the Provinces of British Columbia, Alberta and Ontario; and
(e)	it will at its expense and as expeditiously as possible, use its reasonable commercial efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be duly listed on the TSX and/or any other recognized stock exchange upon which the Common Stock may be then listed prior to the issuance of such shares.
4.	Representations and Warranties of the Company.
The Company hereby represents and warrants that:
(a)	it is duly authorized and has all necessary corporate power and authority to create and issue the Warrants evidenced hereby and the Common Stock issuable upon the exercise of the Warrants;
(b)	this Warrant Certificate has been duly executed and the Warrants evidenced hereby represent valid, legal and binding obligations of the Company enforceable in accordance with their terms, and the Company has the power and authority to issue this certificate and to perform each of its obligations as herein contained; and

(c)	the execution and delivery of this Warrant Certificate by the Company are not, and the issuance of the Common Stock upon exercise of the Warrants in accordance with the terms hereof, will not be, inconsistent with the Company’s constating documents, and do not and will not contravene any provision of, or constitute a default under, any applicable law or any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound.
5.	Transfer of Warrants.
The Warrants are non-transferable.
6.	Replacement.
Upon receipt of evidence satisfactory to the Company, acting reasonably, of the loss, theft, destruction or mutilation of this Warrant Certificate, the Company shall issue and deliver to the Holder a replacement certificate containing the same terms and conditions as this Warrant Certificate.
7.	Expiry.
The Warrants shall expire and all rights to purchase Common Stock hereunder shall cease and become null and void at the Time of Expiry.
8.	Time.
Time shall be of the essence of this Warrant Certificate.
9.	Governing Law.
This Warrant Certificate and its application and interpretation shall be governed by and interpreted and construed in accordance with the laws of the State of Nevada.
10.	Legends on Common Stock.
Any certificate representing Common Stock issued upon the exercise of the Warrants prior to the date that is four months and a day after the Effective Date, will bear the following legend:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE NOVEMBER [●], 2016.
Any certificate representing Common Stock issued upon the exercise of the Warrants will bear the following U.S. restrictive legend (the “U.S. Legend”) and Canadian restrictive legend:
U.S. Legend
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF SILVER BULL RESOURCES, INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO RULE 904 OF REGULATION S OF THE 1933 ACT, IF AVAILABLE, AND PURSUANT TO LOCAL LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS DELIVERED TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT.

Canadian Restrictive Legend
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.
provided that in the case of a sale of the Warrant Shares by the Holder made pursuant to either (A) the provisions of Rule 144 of the United States Securities Act of 1933 (the “1933 Act”); or (B) an effective registration statement under the 1933 Act, the Company shall, at the Company’s own cost, use commercially reasonable efforts to cause the transfer agent to remove the U.S. Legend and deliver unlegended share certificates to the Holder within three trading days following the delivery by the Holder to the Company or the Company’s transfer agent of a share certificate endorsed with the U.S. Legend.  If the Company’s transfer agent fails to deliver an unlegended share certificate within such three trading day period, the Company will indemnify the Holder (other than U.S. investors that are (i) brokers employed by Sprott Global Resource Investments, Ltd. (the “Placement Agent”) or its affiliates or (ii) one of the Exploration Capital Limited Partnerships managed by the Placement Agent or its affiliates) for any damages and costs incurred as a result thereof, provided that: (i) such indemnity shall not extend to any lost profits of the Holder; and (ii) the aggregate amount of such indemnity in respect of any one legend removal shall not exceed US$5,000.  For greater clarity, if, in the case of a sale pursuant to, and subject to satisfaction of the conditions required by, (A) or (B) above, the Company or the Company’s transfer agent requires a legal opinion to remove the U.S. Legend from any certificates representing the Warrant Shares as contemplated in this section 10, the Company shall use commercially reasonable efforts to cause its legal counsel to deliver such legal opinion at the Company’s expense.
11.	Amendments.
Any alteration, amendment or revision to this Warrant Certificate may only be made by a written agreement between the Company and the Holder.
12.	Miscellaneous Interpretation Matters.
(a)	The division of this Warrant Certificate into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.
(b)	Unless otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.
(c)	The use of the words, “includes” or “including” shall be deemed to mean “includes, without limitation”, or “including, without limitation”, as applicable, in each case whether or not they are in fact followed by such words or words of like import.
(d)	For the purposes hereof, “business day” means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia and, if any period expires or any day on which any action is to be taken under this Warrant Certificate falls on a day which is not a business day, it shall be deemed to refer to the next business day.

13.	Severability.
If any covenant or provision herein or any portion hereof is determined to be void, unenforceable or prohibited by the law of any province or the local requirements of any provincial or federal government authority, such shall not be deemed to affect or impair the validity of any other covenant or provision herein or a portion thereof, as the case may be, nor the validity of such covenant or provision or a portion thereof, as the case may be, in any other jurisdiction.
14.	Enurement.
This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors or personal representatives and shall be binding upon the Company, its successors and permitted assigns.
15.	Language.
The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language.
16.	General.
This Warrant Certificate is not valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Company. The holding of the Warrants evidenced by this Warrant Certificate shall not be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate. The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for better accomplishing and effecting the intentions and provisions of this Warrant Certificate.
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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.
DATED as of the _____ day of July, 2016.

SILVER BULL RESOURCES, INC.

Name: Sean Fallis Title: Chief Financial Officer

EXHIBIT “1”
Election to Exercise
The undersigned hereby irrevocably elects to exercise the number of the Warrants of Silver Bull Resources, Inc. set out below for the number of shares of Common Stock as set forth below:

(i)	Number of Warrants to be exercised:
(ii)	Number of shares of Common Stock:
(iii)	Exercise Price:
(iv)	Aggregate Purchase Price [(ii) multiplied by (iii)]:	$
and hereby tenders a certified cheque, bank draft or cash, or immediately available funds by wire or electronic funds transfer, for such aggregate purchase price, and directs such Common Stock to be registered and certificates therefor to be issued as directed below.

DATED this                                        day of                                                                      , 201___.
                          Per:____________________________________
Direction as to Registration
Name of Registered Holder:                      _____________________________________
Address of Registered Holder:         _____________________________________
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